UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 23, 2019

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2019, Mr. Robert J. Post, a member of the Board of Directors of Monaker Group, Inc. (the “Company”), resigned from the Board of Directors to pursue other business opportunities. Mr. Post served on the Audit Committee at the time of his resignation. The Company previously announced Mr. Post’s intention to resign from the Board in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 28, 2018. The Company thanks Mr. Post for his service on the Board and wishes him the best in future endeavors.

Immediately following Mr. Post’s resignation, the Board of Directors appointed Mr. Simon Orange to the Audit Committee of the Board of Directors. As of the date of this Current Report on Form 8-K, the Company’s Board Committee Membership is as follows:

Board Committee Membership

	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William Kerby
Omar Jimenez
Pat LaVecchia	X	C		M
Donald P. Monaco (1)
Doug Checkeris	X	M	M	M
Simon Orange	X	M	C

(1) Chairman of Board of Directors.

C - Chairman of Committee.

M - Member.

The Board of Directors of the Company intends to undertake a search for director candidates in the upcoming weeks with the goal of finding a qualified replacement for Mr. Post.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: January 24, 2019	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer